Exhibit 10.29

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

During fiscal 2006, the Board of Directors (the “Board”) of Cabela’s Incorporated (the “Company”) determined to increase the compensation paid to our non-employee directors based upon the recommendation of the Compensation Committee. For fiscal 2007, the Company will pay its non-employee directors an annual retainer of $35,000 and a fee of $2,500 for each Board meeting attended ($1,000 for meetings attended by telephone). The Company also will pay the Lead Director of the Board an annual retainer of $10,000, the Chairman of the Audit Committee an annual retainer of $15,000, the Chairman of the Compensation Committee an annual retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee an annual retainer of $10,000. In addition, each member of the Audit Committee (including the Chairman) will be paid an annual retainer of $15,000, each member of the Compensation Committee (including the Chairman) will be paid an annual retainer of $10,000, and each member of the Nominating and Corporate Governance Committee (including the Chairman) will be paid an annual retainer of $10,000. Gerald E. Matzke, as an emeritus director, will receive an annual retainer of $35,000 and will not receive any meeting fees.

In addition, non-employee directors are eligible to receive option grants under the Company’s 2004 Stock Plan (the “Plan”). Under the Plan, each of the Company’s non-employee directors is automatically granted an initial option to purchase 2,000 shares of the Company’s common stock upon the date the non-employee director first joins the Board. In addition, subject to certain restrictions in the Plan, each non-employee director also will be automatically granted an annual option to purchase 2,000 shares of the Company’s common stock on the date immediately following the Company’s annual meeting of shareholders. The exercise price for each of these options will be the fair market value of the stock underlying the option on the date of the grant. The initial and annual option grants to non-employee directors vest on the first anniversary of the grant date.

The Company promptly reimburses its non-employee directors for reasonable expenses incurred to attend Board meetings. In addition, non-employee directors are parties to respective Indemnification Agreements with the Company. Additional information regarding the compensation of the Company’s non-employee directors will be set forth in the section titled “Director Compensation” of the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders (the “Proxy Statement”), which section is incorporated herein by reference. The Proxy Statement is expected to be filed with the SEC in April 2007.